SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated as of April 29, 2009, is entered into by and between Strathmore Investments, Inc. a Delaware corporation (also known as Cellular Blowout and referred to herein as the “Company”), and OmniReliant Holdings, Inc., a Nevada corporation (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

             1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Sichenzia Ross Friedman Ference LLP, with offices located at 61 Broadway, New York, New York 10006.

“to the Company’s knowledge” or “to the knowledge of the Company” means the actual knowledge of David Bleeden without duty of inquiry or investigation.

 “Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

  “Employment Agreement “ shall mean the Employment Agreement between the Company and David J. Bleeden.

  “Escrow Agreement” shall mean the Escrow Agreement in substantially the form of Exhibit “A” attached hereto.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Key Employee” means any officer or executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any intellectual property or other service or product.

 “Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

 “Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

 “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

 “Securities” means the Shares and the Working Capital Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, between the Company and the Purchaser, in the form of Exhibit B attached hereto.

“Security Documents” shall mean the Security Agreement and any other documents and filing required thereunder in order to grant Purchaser a first-priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Shares” means all the shares of Common Stock of the Company issued or issuable to Purchaser pursuant to this Agreement.

 “Sichenzia Ross” means Sichenzia Ross Friedman Ference LLP.

“Trading Market” means the following markets or exchanges on which the Common Stock may be listed or quoted for trading on the date in question: NYSE Alternext, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or OTC Bulletin Board.

 “Transaction Documents” means this Agreement, the Working Capital Notes, the Security Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Working Capital Notes” shall have the meaning ascribed to such term in Section 4.18(a).

ARTICLE II.
PURCHASE AND SALE

2.1 Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase 500 shares of Common Stock of the Company (which shall represent 50% of the Company’s issued and outstanding shares of capital stock) at a purchase price of $2,000 per share, for an aggregate purchase price of $1,000,000 (the “Purchase Price”). In accordance with the Escrow Agreement, Purchaser shall deliver or cause to be delivered to the Company via wire transfer immediately available funds equal to the Purchase Price, and the Company shall deliver to Purchaser the Shares, and the Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Sichenzia Ross or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           the Shares registered in the name of Purchaser;

(iv)          the Security Agreement, duly executed by the Company along with all of the Security Documents, duly executed by the parties thereto;

(iv)           the Escrow Agreement, duly executed by the Company;

(v)            an officer’s certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 2.3(b)(i) and 2.3(b)(ii); and

(vi)           a secretary’s certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance and sale of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and all related documents on behalf of the Company.

On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:
(i)            this Agreement duly executed by Purchaser;

(ii)           the Escrow Agreement, duly executed by the Purchaser;

(iii)          the Purchase Price by wire transfer to the account as specified in writing by the Company; and

(iv)          the Security Agreement duly executed by Purchaser.

2.3 Closing Conditions.

(a)             The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of Purchaser contained herein;

(ii)           all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)             The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect since the date hereof; and

(v)           from the date hereof to the Closing Date, a banking moratorium shall not have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

            3.1 Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, and as contemplated by the Transaction Documents, the Company hereby makes the following representations and warranties to Purchaser:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a) (the “Subsidiaries”).  The Company owns, directly or indirectly, all of the capital stock and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Except as set forth on Schedule 3.1(b), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with the respective terms thereof, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, including the issuance and sale of the Securities do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of any Lien imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Shares when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of any Lien imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           Financial Statements. Set forth as Schedule 3.1(h) are the following financial statements of the Company (the “Financial Statements”): (i) an audited balance sheet and statement of income at and for the year ended December 31, 2008, (ii) an unaudited balance sheet and statement of income at and for the period from January 1, 2009 through March 31, 2009 (the “Balance Sheet Date”).  Except as noted therein all such Financial Statements are true, complete and correct and present fairly the financial position of the Company at and as of such dates and the results of operations for the periods then ended.

(i)           RESERVED.

(j)           Litigation.  Except as set forth in Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Employee Matters.

(1)           As of the date hereof, the Company employs six (6) full-time employee and no part-time employees and engages no consultants or independent contractors.  Purchaser has been provided with a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $20,000 for the fiscal year ended December 31, 2008 or is anticipated to receive compensation in excess of $20,000 for the fiscal year ending December 31, 2009.

(2)           To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(3)           Except as set forth in Schedule 3.1(k), the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.  The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(4)           To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing.  Except as set forth in Schedule 3.1(k), the employment of each employee of the Company is terminable at the will of the Company.  Except as set forth in Schedule 3.1(k) or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due.  Except as set forth in Schedule 3.1(k), the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(5)           The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board of Directors.

(6)           Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(7)           Schedule 3.1 (k) of the Disclosure Schedules sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(8)           The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(9)           To the Company’s knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(l)           Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), or has received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) to the Company’s knowledge, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  Except as set forth in Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of any Lien, except for Liens (i) as do not materially affect the value of such property, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (iii) for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Schedule 3.1(o) sets forth a list of the Company’s patent and trademark applications and registrations.  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance.  Except as set forth on Schedule 3.1(p), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(q), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)           RESERVED.

(s)           Certain Fees.  Other than as set forth in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(t)           Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v)           Registration Rights.  No Person has any right to cause the Company to effect registration under the Securities Act of any securities of the Company.

(w)           Agreements; Actions.

  (1)           Except for the Transaction Documents or as set forth in Schedule 3.1(w), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

  (2)           Since the Balance Sheet Date, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.  For the purposes of subsection (ii) of this Section 3.1(w)(2), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

  (3)           The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(4)           The Company has not engaged in the past six (6) months in any discussion with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another Person.

(x)           RESERVED.

(y)           Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business and operations of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

(z)           No Integrated Offering. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(aa)           Solvency.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with generally accepted accounting principles.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness. The Company is not a guarantor or indemnitor of any Indebtedness.

(bb)           Tax Status.  Except as set forth on Schedule 3.1(bb), or for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has timely filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Company’s knowledge, there is no deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc)           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to Purchaser.

(dd)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)           Accountants.  The Company’s accounting firm is set forth on Schedule  3.1(ee).

(ff)           Seniority.  As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Working Capital Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh)           Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser’s purchase of the Securities.  The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii)           RESERVED.

(jj)           Corporation Documents.  The Certificate of Incorporation and Bylaws of the Company are in the form provided to Purchaser.  Except as set forth in Schedule 3(jj), the minute books of the Company contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.  The Company shall provide Purchaser with a copy of such minute books no later than forty-five (45) days following the Closing.

(kk)         Real Property.  Schedule 3.1(kk) sets forth a list of all leases, licenses or similar agreements for the use or occupancy of real property to which the Company is a party and/or that are used or useful in the conduct of its business (“Property Agreements”).  All Property Agreements are in full force and effect and have not been amended, assigned or transferred in any way.  Neither the Company nor any other party to any Property Agreement is in default or breach.  The Company has valid leasehold interests or other rights of use and occupancy the real property it uses (the “Premises”) free and clear of any Lien on such leasehold interests or other rights of use and occupancy.  There are no parties in possession of the Premises except the Company.  To the Company’s knowledge, the buildings located on the Premises that are used or useful in the conduct of the Business are within the property set back and building lines of the respective property, are in good repair and condition, normal wear and tear excepted, and are sufficient to satisfy the Company's normal business activities as conducted at the Premises.  The Premises complies with all applicable laws, ordinances, regulations and any private covenants or restrictions.  The Premises is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities of the Company.  The Company has received no notice of any condemnation proceeding with respect to any portion of the Premises, or any access thereto, and, to the Company’s knowledge no such proceeding is contemplated by any governmental agency or instrumentality.  The Company has received no notice of any litigation, proceeding, claim or special assessment that may affect the Premises and, to the knowledge of the Company, no such special assessment is contemplated by any governmental agency or instrumentality or by any other party.

(ll)           Environmental and Safety Laws. The Company is and has been in compliance with all Environmental Laws. There has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company.  There have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States.  To the Company’s knowledge, there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  The Company has made available to Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.  For purposes of this Section 3.1(ll), “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances related to the Premises.

                3.2 Representations and Warranties of the Purchaser.  Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Purchaser’s right to sell the Securities pursuant to an effective registration statement  or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(c)           Purchaser Status.  At the time Purchaser was offered the Securities, it was, and as of the date hereof it is (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.  Purchaser has (i) a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons or (ii) by reason of Purchaser’s business or financial experience Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser’s own interests in connection with an investment in the Securities.

(d)           Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Receipt of Information.  Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities.  Purchaser further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.1 of this Agreement or the right of Purchaser to rely thereon.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of  Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)           Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)           RESERVED.

(d)           Purchaser agrees that Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

            4.2 Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Reserved.

           4.4 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to Purchaser in a manner that would require the registration under the Securities Act of the sale of the Securities to Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

            4.5 Employment Agreement. Prior to the Closing, the Company and David J. Bleeden shall have executed the Employment Agreement, which shall be acceptable to Purchaser, and shall have delivered a true and correct copy of the executed Employment Agreement to the Purchaser.

           4.6 Securities Laws Disclosure; Publicity. The Company acknowledges that Purchaser may following the date hereof, file a Current Report on Form 8-K with the Commission, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto.  The Company hereby consents to the filing of such Current Report on Form 8-K.  The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

           4.7 Stockholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Purchaser.

           4.8 Debt Forgiveness.  The Company and David J. Bleeden shall have entered into an agreement, acceptable to the Purchaser, pursuant to which David Bleeden forgives all amounts owed to him as of the Closing by the Company.

           4.9 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares  hereunder for inventory and working capital purposes and costs associated with the negotiation and closing of the Transaction Documents, including fees and expenses of Company Counsel, and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or (c) the settlement of any outstanding litigation.

          4.10    Indemnification of Purchaser.   Subject to the provisions of this Section 4.10, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct, breach of fiduciary duty or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or (B) Purchaser Party’s violation of state or federal securities law or any conduct by a Purchaser Party which constitutes fraud, gross negligence, willful misconduct, breach of fiduciary duty or malfeasance; or (z) to the extent that a loss, claim, damage or liability is covered by insurance.

          4.11              Indemnification of the Company.   Subject to the provisions of this Section 4.11, Purchaser will indemnify and hold the Company and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to any material breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents.  If any action shall be brought against any Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Company Party shall promptly notify Purchaser in writing, and Purchaser shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Company Party.  Any Company Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Company Party except to the extent that (i) the employment thereof has been specifically authorized by Purchaser in writing, (ii) Purchaser has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of Purchaser and the position of such Company Party, in which case Purchaser shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  Purchaser will not be liable to any Company Party under this Agreement (x) for any settlement by a Company Party effected without the Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed; (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) any Company Party’s breach of any of the representations, warranties, covenants or agreements made by such Company Party in this Agreement or in the other Transaction Documents or (B) Company Party’s violation of state or federal securities law or any conduct by a Company Party which constitutes fraud, gross negligence, willful misconduct, breach of fiduciary duty or malfeasance; or (z) to the extent that a loss, claim, damage or liability is covered by insurance.

          4.12               Access to Information. As long as the Purchaser owns the Securities, the Company shall provide the Purchaser with such information on the Company’s business and financial results as the Purchaser shall reasonably request, which information shall be provided to the Purchaser promptly after such request.  Beginning with the quarter ending June 30, 2009 and each quarter thereafter, until the Company does not own any Securities, the Company shall prepare its financial statements in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP; such financial statements shall fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries (if any) as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and such financial statements (including a statement of operations, balance sheet, statement of changes in shareholders’ equity, and statement of cash flow) shall be delivered to the Purchaser within 30 days of the end of each quarter.  As long as the Purchaser owns the Securities, promptly after the end of the fiscal year ending December 31, 2009, and for each year thereafter, the Company shall promptly prepare those financial statements required by the Exchange Act and shall cause such financial statements to be audited by an independent registered public accounting firm as required by the Exchange Act that is reasonably acceptable to the Purchaser, who shall express its opinion on the Company’s year-end financial statements; and the Company shall cause such audit opinion and audited financial statements to be delivered to the Purchaser within 45 days of the end of each fiscal year.  Without limiting the generality of the foregoing, if requested by the Purchaser, the Company agrees to change its fiscal year to June 30th.

          4.13              Subsequent Equity Sales.  From the date hereof until the third (3rd) anniversary of the Closing, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents without Purchaser’s prior written consent.

          4.14              Options.  Within ten days of the Closing, Omni shall issue to David J. Bleeden options to purchase 500,000 shares of Omni’s common stock at $1.00 per share, one third of which shall vest annually.

          4.15              Board of Directors.  As of the Closing Date, the authorized size of the Company’s Board of Directors shall be four (4) members, two (2) of whom may be designated by the Purchaser.  So long as the Purchaser owns any of the Securities, the authorized size of the Company’s Board of Directors shall be four directors, and Purchaser shall have the right, but not the obligation, to nominate two members of the Company’s Board of Directors.

          4.16              Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

         4.17               Capital Changes.  Until the three (3) year anniversary of the date hereof the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of Purchaser.

4.18        Working Capital Facility.

(a)           Loan Facility and Commitment.  The Company desires to borrow funds to finance its working capital requirements.  In furtherance of the foregoing, the Company has agreed to sell, and Purchaser has agreed to purchase Senior Secured Working Capital Notes in the form attached hereto as Exhibit C (“Working Capital Notes”), which shall be offered for sale by the Company in accordance with this Section.  The purchase price for each Working Capital Note shall be equal to the stated principal amount of such Working Capital Note.  From and after the Closing Date until the earlier of (i) the second anniversary of the Closing Date and (ii) the date on which Working Capital Notes having an aggregate principal amount of $500,000 (the “Working Capital Commitment Amount”) have been purchased by Purchaser under this Agreement (such earlier date, the “Working Capital Commitment Termination Date”), Purchaser shall, subject to the Company’s  compliance with the terms and conditions of the Transaction Documents, purchase up to $500,000 of Working Capital Notes as and when offered by the Company, subject to the satisfaction of the conditions set forth in Section 4.18 (c).

(b)            Drawdown Request by the Company.  If the Company wishes to offer Working Capital Notes (a “Working Capital Drawdown”), the Company shall notify Purchaser in writing (a “Working Capital Drawdown Notice”) no later than ten (10) days (or such shorter period as Purchaser may agree in its sole discretion) prior to the date on which the Company wishes to effectuate a sale of Working Capital Notes (the “Working Capital Drawdown Date”).  The Working Capital Drawdown Notice shall specify in reasonable detail the following information along with any other information that the Company deems relevant:

(i)	the aggregate principal amount of Working Capital Notes that the Company desires to sell to Purchaser (the “Working Capital Drawdown Amount”);

(ii)	the date on which the Company desires to close such Working Capital Drawdown; and

(iii)	the intended use of such Working Capital Drawdown Amount (provided, that all Working Capital Drawdown Amounts shall be used solely for working capital purposes).

(c)           Conditions to the Purchase of Working Capital Notes.  Purchaser’s obligation to purchase a Working Capital Note is conditioned upon the fulfillment (or waiver by Purchaser in its sole and absolute discretion) of each of the following events as of the applicable Working Capital Drawdown Date:

(i)
the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such Working Capital Drawdown Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

(ii)
the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before such Working Capital Drawdown Date;

(iii)	no Event of Default (as defined in the Working Capital Notes) shall have occurred and be continuing;

(iv)
the Company shall have delivered to Purchaser a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this Section have been fulfilled as of such date, it being understood that Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;

(v)	the Company shall have executed and delivered to Purchaser the Working Capital Note being purchased by Purchaser;

(vi)	There shall have occurred no Material Adverse Effect since the later of (i) the Closing Date and (ii) the most recent prior Working Capital Drawdown Date; and

(vii)
there shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of such offer and sale of a Working Capital Note.

(viii)	David J. Bleeden continues to serve as the chief executive officer and president of the Company.

(ix)	the Company shall not be in default under any indebtedness and the security interest granted to the Purchaser shall be a valid first-priority security interest.

(d)           Conditions to Company’s Obligation to Sell Working Capital Notes.  The Company’s obligation to sell a Working Capital Note to Purchaser is conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the applicable Working Capital Drawdown Date:

(i)
the representations and warranties of Purchaser set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct in all material respects as of such Working Capital Drawdown Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

(ii)
Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by Purchaser on or before such Working Capital Drawdown Date;

(iii)
there shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of such sale of a Working Capital Note; and

(iv)	Purchaser shall have wire transferred to the Company’s account, in immediately available funds, an amount equal to the stated principal amount of the Working Capital Note being purchased by Purchaser.

4.19	Post-Closing Agreements. Immediately after the Closing and before the first Working Capital Drawdown Date, the Company agrees to:

i.	qualify to do business in the State of California and any other jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary;

ii.	file, with the appropriate jurisdictions, do business under the name Cellular Blowout;

iii.	have the security interest between the Company and K&B Electronics terminated and shall provide proof of such termination to the Purchaser; and

iv.	satisfy all federal tax liens for taxes owed by the Company and provide the Company with proof of the satisfaction of such liens.

ARTICLE V.
MISCELLANEOUS

                              5.1 Termination.  This Agreement may be terminated by Purchaser, as to Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and Purchaser, by written notice to Company, if the Closing has not been consummated on or before April 30, 2009; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party.

                              5.2 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Purchaser.

                              5.3 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

                              5.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

                              5.5 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

                              5.6 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                              5.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to “Purchaser.”

                              5.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

                              5.9 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10            Litigation.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents the parties agree to the following:

(a)           The parties agree that service of process may be effected by delivery of a summons and complaint (or such other documents as may be necessary to commence a judicial proceeding) in accordance with the notice provisions set forth in Section 5.4 of this Agreement, and, to the extent service is so effected, waive any objections based upon service defects.

(b)           The parties waive and hereby agree not to file any pre-answer motions directed against a complaint; provided, however, that nothing herein shall prevent a party from moving for judgment on the pleadings, summary judgment or from filing any other motion after an answer has been served.

(c)           The parties agree that, except as otherwise ordered by a court, all fact and expert witness discovery will be completed within four (4) months after an answer to a complaint (or other document initiating a judicial proceeding) has been filed, and that no extension of the discovery period will be requested unless good cause for an extension exists.  To demonstrate “good cause,” a party must establish that circumstances beyond its control have prevented it from completing discovery in the time period set forth herein.

(d)           The parties will take no more than five (5) depositions of fact witnesses, whether such witnesses are parties or non-parties; provided, however, that nothing herein shall limit a party’s right to depose any proffered expert witness.

            5.11         Survival.  The representations and warranties contained herein shall survive the Closing for a period of two (2) years thereafter, except for the representations in Section 3.1(bb) (Tax Status) which shall survive for the applicable statute of limitations; provided, however, the representations and warranties contained herein shall survive the closing of the issuance of a Working Capital Note for a period of two (2) years after the date of such issuance.

            5.12         Execution.  This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

            5.13         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                 5.14              Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

                 5.15              Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

                 5.16              Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                 5.17              Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                 5.18              Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Purchaser’s election.

                 5.19              Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

                 5.20              RESERVED.

                 5.21              Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

                 5.22              Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

                 5.23              WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

STRATHMORE INVESTMENTS INC.	Address for Notices:

By:	/s/ David J. Bleeden	29399 Agoura Hills, California 91301
David J. Bleeden
President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGE TO STRATHMORE INVESTMENTS, INC.
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: OmniReliant Holdings, Inc.

Signature of Authorized Signatory of Purchaser: /s/ Paul Morrison

Name of Authorized Signatory: Paul Morrison

Title of Authorized Signatory: CEO

Email Address of Authorized Signatory: pmorrison@omnireliant.com

Facsimile Number of Authorized Signatory: 727-230-1032

Address for Notices to Purchaser:

14375 Myerlake Circle
Clearwater, FL 33760

Address for Delivery of Securities for Purchaser (if not same as address for notice): Same as above

Purchase Price: $1,000,000

Shares: 500

EIN Number:  PROVIDED UNDER SEPARATE COVER.

Exhibit A

Escrow Agreement

Exhibit B

Security Agreement

[Attached]

Exhibit C

Form of Working Capital Note

[Attached]

Disclosure Schedules

Schedule 3.1(a)

None.

Schedule 3.1(b)

The Company is not currently qualified to do business in California. The Company undertakes to become qualified to do business in California immediately after the Closing. The Company further undertakes to file a DBA in California as needed.

Schedule 3.1(g)

1,000 shares of Common Stock, no par value

500 shares of Common Stock, no par value, issued and outstanding

All outstanding shares held by President and CEO David J. Bleeden.

Schedule 3.1(h)

Financial Statements (attached).

Schedule 3.1(j)

The Company is party to a lawsuit in which it was sued by (in the amount of $146,000), and counter-sued, Redwood Services, in Los Angeles Superior Court, concerning a dispute over a credit card processing agreement. Trial is scheduled to commence October 5, 2009. The Company does not believe that a settlement or a judgment in favor of Redwood Services would have a Material Adverse Effect on the Company’s business.

Schedule 3.1(k)

None.

Schedule 3.1(n)

K&B Electronics holds a security interest in substantially all of the assets of the company. The Company undertakes to have K&B Electronics’ lien terminated immediately after the Closing.

The Internal Revenue Service (“IRS”) has a federal lien tax lien in the amount of $16,933.87 over the Company’s assets. The Company undertakes to have the IRS’s lien terminated immediately after the Closing.

Schedule 3.1(p)

The Company does not have directors and officers insurance coverage.

Schedule 3.1(q)

The Company owes David J. Bleeden $187,837 for loans or advances made to the Company. Pursuant to the Employment Agreement between the Company and David J. Beeden, dated the date hereof, David Bleeden has forgiven these loans.

Schedule 3.1(s)

$70,000 payable to RedChip Securities, Inc.

Schedule 3.1(w)

Employment Agreement, dated on or about the date hereof, between the Company and David J. Bleeden.

Schedule 3.1(aa)

K&B Electronics holds a security interest in substantially all of the assets of the company. The Company undertakes to have K&B Electronics’ lien terminated immediately after the Closing.

The Internal Revenue Service (“IRS”) has a federal lien tax lien in the amount of $16,933.87 over the Company’s assets. The Company undertakes to have the IRS’s lien terminated immediately after the Closing.

Schedule 3.1(bb)

None.

Schedule 3.1(ee)

W.T. Uniack & Co. CPA’s P.C.

Schedule 3.1(kk)

Lease, dated December 16, 2003, between The Agoura Road Group, A California Limited Partnership, and David J. Bleeden